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                                                                     EXHIBIT 8.1

    BOSTON                     LATHAM & WATKINS                    NEW YORK
   BRUSSELS                    ATTORNEYS AT LAW                NORTHERN VIRGINIA
   CHICAGO                        www.lw.com                     ORANGE COUNTY
  FRANKFURT                                                          PARIS
   HAMBURG                       ------------                      SAN DIEGO
  HONG KONG                                                      SAN FRANCISCO
    LONDON                                                      SILICON VALLEY
 LOS ANGELES                                                       SINGAPORE
    MOSCOW                                                           TOKYO
  NEW JERSEY                                                    WASHINGTON, D.C.

                                 June 18, 2002





Hubbell Incorporated
584 Derby Milford Road
P.O. Box 549
Orange, Connecticut  06477-4024

            Re:   Certain United States Federal Tax Consequences

Ladies and Gentlemen:

            We are acting as special counsel to Hubbell Incorporated (the "Issuer") in connection with the registration statement on Form S-4 (the "Registration Statement") being filed by the Issuer on June 17, 2002 with the Securities and Exchange Commission in connection with the offer to exchange $200,000,000 principal amount of its 6.375% Notes due 2012, which have been registered under the Securities Act, for any and all of its outstanding 6.375% Senior Subordinated Notes due 2012.

            In connection with our representation of the Issuer, you have requested our opinion concerning the statements in the Registration Statement under the caption "Certain United States Federal Tax Consequences." The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

            We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

            Based on such facts and assumptions and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement set forth under the caption "Certain United States Federal Tax Consequences," insofar as they purport to summarize the provisions of specific statutes and regulations referred to therein, are accurate summaries in all material respects.

            No opinion is expressed as to any matter not discussed herein.



--------------------------------------------------------------------------------
        53rd at Third - 885 Third Avenue - New York, New York 10022-4802
                 TELEPHONE: (212) 906-1200 - FAX: (212) 751-4864
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LATHAM & WATKINS

June 18, 2002
Page 2


            This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in Registration Statement may affect the conclusions stated herein.

            This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.



                                             Very truly yours,


                                             s/s Latham & Watkins